SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

PRESCIENT APPLIED INTELLIGENCE, INC.

f/k/a The viaLink Company
 (Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)

Registrant’s telephone number, including area code:      (610) 719-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Prescient Applied Intelligence, Inc. (the “Company”) accepted the resignation of Robert I. Noe from its Board of Directors effective January 11, 2005. To the knowledge of the Company’s executive officers, Mr. Noe’s resignation was not due to any disagreement with the Company’s operations, policies or practices, but was merely to pursue other interests.

     On January 13, 2005, the Company appointed Brian M. Carter to its Board of Directors to fill the vacancy created by Mr. Noe’s resignation, effective immediately. It is anticipated that Mr. Carter will not serve on any committees of the Board of Directors.

     Brian M. Carter, 35, currently provides consulting services to the Company and previously served as a member of the board of directors of the Company from December 2003 to December 2004, and also served as Vice President and Chief Financial Officer of the Company from January 2002 to December 2004. From November 2000 until January 2002, he was Vice President of Finance of the Company, and from June 1999 to November 2000, he was Controller of the Company. From January 1991 to June 1999, he held various positions with Deloitte & Touche LLP, most recently as Senior Manager.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: January 14, 2005	By: /s/ Stan Szczygiel. Vice President and Chief Financial Officer

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